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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Syntel Software Private Limited:

     We consent to the inclusion in this registration statement on Form S-1 of Syntel Inc. of our report dated July 14, 1997, on our audit of the financial statements of Syntel Software Private Limited. We also consent to the reference to our firm under the caption "Experts."

H. H. SACHDE & CO.

Gondal, India

July 24, 1997